    As filed with the Securities and Exchange Commission on August 6, 1999
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           -------------------------

                          CENTRAL GARDEN & PET COMPANY
             (Exact name of registrant as specified in its charter)
                           -------------------------

               Delaware                           68-0275553
    (State or Other Jurisdiction of             (I.R.S. Employer
    Incorporation or Organization)            Identification Number)

                           3697 Mt. Diablo Boulevard
                              Lafayette, CA  94549
                   (Address of  Principal Executive Offices)
                           -------------------------
                          Central Garden & Pet Company
                       1993 Omnibus Equity Incentive Plan
                            (Full Title of the Plan)
                           -------------------------
                                William E. Brown
                          Central Garden & Pet Company
                           3697 Mt. Diablo Boulevard
                              Lafayette, CA 94549
                                 (925) 283-4573
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    Copy to:
                              John F. Seegal, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                       Old Federal Reserve Bank Building
                               400 Sansome Street
                     San Francisco, California  94111-3143
                                 (415) 392-1122

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                        Amount             Proposed              Proposed             Amount of
     Title of Each Class of              to be         Maximum Offering     Maximum Aggregate       Registration
  Securities to be Registered         Registered      Price Per Share(1)    Offering Price(1)            Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock....................   800,000 shares      $8.50               $6,800,000             $1,890.40
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), on the basis of $8.50 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on August 4, 1999.
===============================================================================

                                    PART II

Item 3.   Incorporation of Certain Documents by Reference

  The following documents filed by Central Garden & Pet Company (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference to this Registration Statement:

  (a) The Registrant's Annual Report on Form 10-K/A filed January 20, 1999, for the fiscal year ended September 26, 1998.

  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 26, 1998 and for the quarter ended March 27, 1999.

  (c) The description of the Registrant's common stock contained in the registration statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 8-A, including any subsequent amendments or reports filed for the purpose of updating that information.

  (d) The Registrant's Current Reports on Form 8-K filed on December 21, 1998, January 7, 1999, June 15, 1999, July 12, 1999 and July 13, 1999.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities


  Inapplicable.

Item 5.   Interests of Named Experts and Counsel


  Inapplicable.

Item 6.   Indemnification of Directors and Officers


  Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

  The Registrant's Restated Certificate of Incorporation, as amended, and By-Laws provide that its directors will not be liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty, to the fullest extent permitted by law. This provision is intended to allow the Registrant's directors the benefit of the Delaware Law which provides that directors of Delaware corporations may be relieved of monetary liability for breaches of their fiduciary duty of care except under certain circumstances, including breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or known violation of law or any transaction from which the director derived an improper personal benefit.

  The Registrant has entered into separate indemnification agreements with each of the directors and executive officers, whereby the Registrant agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available at reasonable terms. The Registrant currently maintain liability insurance for officers and directors.

Item 7.   Exemption From Registration Claimed

  Inapplicable.

Item 8.   Exhibits

     Exhibit
     Number  Name
     ------  ----

     5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

     23.1  Consent of Deloitte & Touche LLP.

     23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit
           5.1 to this Registration Statement.

     99.1 The Central Garden & Pet Company 1993 Omnibus Equity Incentive Plan, as amended (and incorporated by reference to Exhibits 4.1 to the Registrant's Registration Statements on Form S-8, Commission File Nos. 33-72326, 33-89216, 333-1238 and 333-41931).

Item 9.  Undertakings

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California on the 6th of August, 1999


                                    CENTRAL GARDEN & PET COMPANY
                                    (Registrant)


                                    By:     /s/ William E. Brown
                                       -------------------------
                                       William E. Brown
                                       Chairman of the Board of
                                       Directors and Chief Executive Officer

                               POWERS OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown and Robert B. Jones, and both of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or each of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                   Date
          ---------                                    -----                   ----

     /s/ William E. Brown                  Chairman of the Board of             August 6, 1999
-----------------------------------     Directors and Chief Executive
William E. Brown                                   Officer
                                        (Principal Executive Officer)

     /s/ Robert B. Jones                      Vice President and                August 6, 1999
-----------------------------------        Chief Financial Officer
Robert B. Jones                        (Principal Financial Officer and
                                             Accounting Officer)

     /s/ Lee D. Hines, Jr.                         Director                     August 6, 1999
-----------------------------------
Lee D. Hines, Jr.

     /s/ Daniel P. Hogan, Jr.                      Director                     August 6, 1999
-----------------------------------
Daniel P. Hogan, Jr.



      /s/ Glenn W. Novotny                         Director                     August 6, 1999
-----------------------------------
Glenn W. Novotny

   /s/ Brooks M. Pennington III                    Director                     August 6, 1999
-----------------------------------
Brooks M. Pennington III


A majority of the members of the Board of Directors.

                                 EXHIBIT INDEX


Exhibit                                                                                              Page
Number     Name                                                                                      Number
--------   ----                                                                                      ------

5.1        Opinion of Orrick, Herrington & Sutcliffe llp.

23.1       Consent of Deloitte & Touche llp.

23.2       Consent of Orrick, Herrington & Sutcliffe llp is included in Exhibit 5.1 to this
           Registration Statement.

99.1       The Central Garden & Pet Company 1993 Omnibus Equity Incentive Plan, as amended
           (and incorporated by reference to Exhibits 4.1 to the Registrant's Registration
           Statements on Form S-8, Commission File Nos. 33-72326, 33-89216, 333-1238 and 333-41931).